Exhibit 24(c)


Thomas A. Fanning
President and Chief Executive Officer
One Energy Place
Pensacola Florida  32520

                                                           Gulf Power
                                                   A Southern Company


                                 August 6, 2002


Mr. Gale E. Klappa                              Mr. Wayne Boston
The Southern Company                            Southern Company Services, Inc.
270 Peachtree Street, N.W.                      241 Ralph McGill Blvd. NE
Atlanta GA  30303                               Atlanta GA  30308-3374


Dear Sirs:

                             Re: Forms 10-K and 10-Q

         As an officer of Gulf Power Company, I hereby make, constitute, and appoint each of you my true and lawful Attorney in my name, place, and stead, to sign and cause to be filed with the Securities and Exchange Commission (1) this Company's Quarterly Reports on Form 10-Q during 2002, and (2) any necessary or appropriate amendment or amendments to any such reports and to this Company's Annual Report on Form 10-K for the year ended December 31, 2001, each such report or amendments to such reports to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                   Sincerely,

                              /s/Thomas A. Fanning